8-K 1 form8k.htm CURRENT REPORT

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2011

Ecologic Transportation, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139045	26-1875304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1327 Ocean Avenue, Suite B, Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 899-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On November 1, 2011, the Board of Directors of the Company accepted the resignation of William N. Plamondon III, the Company’s Chief Executive Officer, from his position as Chief Executive Officer of the Company. Mr. Plamondon has claimed to the Company that he was constructively discharged on October 10, 2011. The Company denies such claim. On November 5, 2011 Mr. Plamondon resigned as a member of the Board of Directors of the Company and its subsidiaries.

(c)     Effective November 1, 2011, the Board appointed William B. Nesbitt, the Company’s current President and Chief Operating Officer, to serve as the Company’s Chief Executive Officer.  Mr. Nesbitt, age 71, has served as Chief Operating Officer of the Company since September 26, 2011. The Company is negotiating an employment and compensation arrangement with Mr. Nesbitt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGIC TRANSPORTATION, INC.

/s/ Edward W Withrow III
Edward W Withrow III
Chairman
Dated: November 7, 2011